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                                                                      EXHIBIT 16





March 3, 1997


Ms. Kathryn Avery
Chief Financial Officer
Avalon Community Services, Inc.
13401 Railway Dr.
Oklahoma City, OK 73114

Dear Ms. Avery:

This is confirm that the client-auditor relationship between Avalon Community Services, Inc. (Commission File Number 0-20307) and Coopers & Lybrand L.L.P. has ceased.


Very truly yours,




Coopers & Lybrand L.L.P.


cc: Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 Fifth Street, N.W.
         Washington, D.C. 20549